Exhibit 15.2

[Letterhead of Maples and Calder (Hong Kong) LLP]

Our ref	DKP/697247-000001/14312161v1

Sea Limited

1 Fusionopolis Place, #17-10, Galaxis

Singapore 138522

1 March 2019

Dear Sirs

Sea Limited

We have acted as Cayman Islands legal advisers to Sea Limited (the "Company") in connection with the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2018 ("Form 20-F"), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933.

We hereby consent to the filing of this opinion as an exhibit to the Form 20-F and to the reference to our name under the heading "Item 10. Additional Information – E. Taxation" included in the Form 20-F, and further consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-222071, No. 333-223551 and No. 333-229137). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP